EXHIBIT 99.3

The expenses to be incurred by the Company relating to the registration and offering of 17,825,000 shares of common stock pursuant to a Registration Statement on Form S-3 (File No. 333-137225) and a related prospectus supplement filed with the Securities and Exchange Commission on August 5, 2009 is estimated to be as follows:

Estimated Fees
SEC registration fee	$25,000
Legal fees and expenses	200,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Accounting fees and expenses	150,000
Printing fees	25,000
Total expenses	$400,000